February 28, 2001 PricewaterhouseCoopers LLP 100 East Wisconsin Avenue Suite 1500 Milwaukee, Wisconsin 53202

Ladies and Gentlemen:

We are providing this letter in connection with your audit of the statements of assets and liabilities, including the schedules of investments of Chaconia Income & Growth Fund, (hereafter referred to as the "Fund") as of December 31, 2000 and the related statements of operations, changes in net assets and the financial highlights for the periods indicated, (hereinafter collectively referred to as the "financial statements"), for the purpose of expressing an opinion as to whether such financial statements present fairly, in all material respects, the financial position, results of operations, changes in net assets, and financial highlights of the Fund in conformity with generally accepted accounting principles. We confirm that we are responsible for the fair presentation in the financial statements of financial position, results of operations, changes in net assets, and financial highlights in conformity with generally accepted accounting principles.

Certain representations in this letter are described as being limited to those matters that are material. Items are considered material, regardless of size, if they involve an omission or misstatement of accounting information that, in the light of surrounding circumstances, makes it probable that the judgment of a reasonable person relying on the information would have been changed or influenced by the omission or misstatement.

We confirm, to the best of our knowledge and belief, as of February 28, 2001, the date of your report, the following representations made to you during your audit.

1. The financial statements referred to above are fairly presented in conformity with generally accepted accounting principles, and include all disclosures necessary for such fair presentation and disclosures otherwise required to be included therein by the laws and regulations to which the Fund are subject.

2.   We have made available to you all:

     a.   Financial records and related data.

     b. Minutes of the meetings of shareholders, Trustees, and committees of Trustees, or summaries of actions of recent meetings for which minutes have not yet been prepared. The most recent meetings held were on February 23, 2001.

     c. Reports from other accountants who have been engaged to audit or make a review of significant components of the reporting entity, its subsidiaries, or other investees.

     d. Information relating to contracts with and results of work by specialists.

3. We have identified to you all regulatory agencies to which the Fund are subject, and for which noncompliance with their respective statutes, laws or regulations would have a direct effect on the Funds' financial statements. There have been no communications from such regulatory agencies, including the Securities and Exchange Commission and the Internal Revenue Service, concerning noncompliance with or deficiencies in financial reporting practices.

4. There are no material transactions, agreements or accounts that have not been properly recorded in the accounting records underlying the financial statements.

5.   There has been no:

     a. Fraud involving management or those employees of the Fund or its service agents who have significant roles in the Fund's internal control.

     b. Fraud involving others that could have a material effect on the financial statements.

          (We understand the term "fraud" to mean those matters described in Statement on Auditing Standards No. 82.)

     c. Violations or possible violations of laws or regulations whose effects should be considered for disclosure in the financial statements or as a basis for recording a loss contingency.

6. All liabilities of the Fund of which we are aware are included in the financial statements at the statement of assets and liabilities date. There are no other liabilities or gain or loss contingencies that are required to be accrued or disclosed by Financial Accounting Standards Board (FASB) Statement No. 5, Accounting for Contingencies, and no unasserted claims or assessments that our legal counsel has advised us are probable of assertion and required to be disclosed in accordance with that Statement.

7. The Fund have no plans or intentions that may materially affect the carrying value or classification of assets and liabilities.

8. The following, if material, have been properly recorded or disclosed in the financial statements:

     a. Securities of persons who are directly affiliated with the Fund, as defined in Section 2(a)(3) of the Investment Company Act of 1940.

     b. Income from (or realized gain or loss on sales of investments in or indebtedness of) such affiliated persons.

     c. Expenses for management or other service fees payable to such affiliated persons or other transactions with such affiliated persons.

     d.   Arrangements  with  financial   institutions   involving  compensating
          balances,  or  other  arrangements   involving  restrictions  on  cash
          balances, lines of credit or similar arrangements.

     e. The following information about financial instruments with off-balance-sheet risk and financial instruments with concentrations of credit risk, including the following information:

          i. The extent, nature, and terms of financial instruments with off-balance-sheet risk.

          ii. The amount of credit risk of financial instruments with off-balance-sheet risk and information about the collateral supporting such financial instruments.

          iii. Significant concentrations of credit risk arising from all financial instruments and information about the collateral supporting such financial instruments.

     f. Guarantees, whether written or oral, under which the Fund are contingently liable.

     g. Related-party transactions, including sales, purchases, loans, transfers, leasing arrangements, and guarantees, and amounts receivable from or payable to related parties. (We understand the term "related party" to include those entities described in Statement on Auditing Standards No. 45, footnote 1.)

     h. Investments in issuers 5 percent or more of whose securities were owned by directors and officers of the Fund.

     i.   Transactions made on margin or selling short.

     j.   Agreements to repurchase assets previously sold.

     k. Significant estimates and material concentrations known to management that are required to be disclosed in accordance with the AICPA's Statement of Position 94-6, Disclosure of Certain Significant Risks and Uncertainties. (Significant estimates are estimates at the statement of assets and liabilities date that could change materially within the next year. Concentrations refer to volumes of business, revenues, available sources of supply, or markets or geographic areas for which events could occur that would significantly disrupt normal finances within the next year.)

9. The Fund have satisfactory title to all owned assets and there are no liens or encumbrances on such assets nor has any asset been pledged as collateral, including assets pledged or assigned as security for liabilities and performance of contracts, except as disclosed in the financial statements. All cash and bank accounts and all other property and assets of the Funds of which we are aware are included in the financial statements at December 31, 2000.

10. The Fund have complied with all aspects of debt and other contractual agreements that would have a material effect on the financial statements in the event of noncompliance.

11.      With respect to the Fund's investments:

     a. Portfolio securities included in the Fund's financial statements at December 31, 2000, are stated at values as determined by us in accordance with the valuation method set forth in the current prospectus and/or statement of additional information.

     b. The valuation principles used for securities whose fair values have been estimated by the Board of Directors are appropriate and have been consistently applied and documented.

     c. All portfolio securities are marketable. The Fund have not purchased any restricted securities during the year ended December 31, 2000, and does not hold any securities on December 31, 2000, which are restricted in any way as to their resale. The Fund have not entered into any agreements, nor is it in the process of entering into any agreements, to acquire restricted securities.

     d. The cost of portfolio securities was determined on the basis of specific identification.

     e. All of the Fund's investments made during the year ended December 31, 2000 were in accordance with the investment policies stated in the current prospectus and/or statement of additional information.

12. The Fund have not made any commitments during the year as underwriter, nor did it engage in any transactions made on margin, in joint trading, in a joint investment account, or in selling short.

13. Receivables recorded in the financial statements, including receivables for foreign taxes withheld on foreign dividends and interest income earned by the Funds, represent (1) bona fide claims against debtors for transactions arising on or before December 31, 2000 and (2) valid claims against foreign taxing authorities at December 31, 2000. Receivables do not include any material amounts which are collectible after one year. All receivables have been appropriately reduced to their estimated net realizable values.

14. Earnings from foreign dividends, interest payments and withholding tax reclaims are recognized on a cash basis due to uncertainties concerning the timely notification of the Funds' agents.

15. The Fund have complied with the provisions of the Investment Company Act of 1940, as amended, and the rules and regulations thereunder, complied with the provisions of its prospectus and the requirements of the various state "Blue Sky" laws under which the Funds operate, and complied with its Code of Ethics.

16. The daily net asset value has been properly computed throughout the year in accordance with Rule 2a-4 of the Investment Company Act of 1940, as amended, and was correctly applied in the computation of sales and redemption transactions for shares of beneficial interest.

17. The Fund have qualified as a regulated investment company pursuant to Subchapter M of the Internal Revenue Code of 1986, as amended, and intend to continue to so qualify.

18. We have agreed to reimburse and/or waive charges to the Fund for certain expenses of the Fund as follows: Chaconia Income & Growth Fund - $0.

19. All directed brokerage and other expense reimbursement agreements have been properly disclosed in the financial statements.

To the best of our knowledge and belief, no events have occurred subsequent to the date of the statement of assets and liabilities and through the date of this letter that would require adjustments to, or disclosure in, the aforementioned financial statements.


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Clarry Benn
President

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Renrick A. Nickie
Vice President and Treasurer


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Judy Chang
Chairman of UTC Financial Center.